UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 22, 2015

CorEnergy Infrastructure Trust, Inc.
 (Exact Name of Registrant as Specified in Its Charter)

Maryland	1-33292	20-3431375
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Walnut, Ste. 3350, Kansas City, MO	64106
(Address of Principal Executive Offices)	(Zip Code)

(816) 875-3705
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                  Regulation FD Disclosure

On January 22, 2015, the Company issued a press release announcing that it intends to commence an underwritten public offering of depositary shares, each representing 1/100th of a share of its newly designated Series A Cumulative Redeemable Preferred Stock, which will pay quarterly dividends at an annual rate to be set at the pricing of the offering.  The offering will be made, subject to market and other conditions, pursuant to a prospectus supplement and an accompanying prospectus filed as part of an effective shelf registration statement filed with the Securities and Exchange Commission on Form S-3.  Wells Fargo Securities, BofA Merrill Lynch, and Stifel will act as joint book running managers for the offering.  The Company plans to use the net proceeds from the offering from the offering to repay indebtedness under CorEnergy’s revolving line of credit and for general corporate purposes.

The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01                    Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release announcing Proposed Offering of Series A Cumulative Redeemable Preferred Stock, dated January 22, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORENERGY INFRASTRUCTURE TRUST, INC.

Dated: January 22, 2015	By:	/s Rebecca M. Sandring
Rebecca M. Sandring
Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press Release announcing Proposed Offering of Series A Cumulative Redeemable Preferred Stock, dated January 22, 2015